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                                                                    Exhibit 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 333-50428, 333-103230 and 333-105769) of Onyx Software
Corporation and in the related prospectuses and in the Registration Statements (Form S-8 Nos. 333-72235, 333-55414 and 333-63214) pertaining to the Onyx
Software Corporation 1998 Employee Stock Purchase Plan, the Amended and Restated 1994 Combined Incentive and Nonqualified Stock Option Plan, and the 1998 Stock Incentive Compensation Plan; the Onyx Software 2001 Nonofficer Employee Stock Compensation Plan, two Stock Option Agreements, each dated January 5, 2001, between Onyx Software Corporation and Kevin Corcoran and the Stock Option Agreement, dated January 30, 2001, between Onyx Software Corporation and Leslie Rechan; and the Onyx Software 2001 Nonofficer Employee Stock Compensation Plan, of our report dated January 29, 2002, with respect to the consolidated financial statements and schedule of Onyx Software Corporation for the year ended December 31, 2001 included in the Annual Report (Form 10-K) for the year ended December 31, 2003.


                                                           /s/ Ernst & Young LLP


Seattle, Washington
March 12, 2004